Exhibit 99.1

Zedge Announces Transformational Acquisition of GuruShots, the Leading Mobile Game for Photographers; Offers Potential to More Than Double Consolidated Revenue Over Time

Enables gamification across Zedge’s portfolio of ‘Creator Economy’ apps

Brings new creators into Zedge’s Premium Marketplace and helps scale ‘NFTs Made Easy’

NEW YORK, NY / ACCESSWIRE / April 13, 2022 / Zedge, Inc. (NYSE American: ZDGE), a global app publisher with a portfolio of leading digital consumer brands that served 44 million users across the portfolio in January 2022, today announced it has acquired GuruShots, a recognized category leader that fuses photography with mobile gaming.

GuruShots Ltd., headquartered in Israel, offers a platform spanning iOS, Android and the web that gamifies photography by providing a fun, educational and structured way for amateur photographers – essentially anyone with a mobile phone – to compete in a wide variety of contests types showcasing their photos while gaining recognition with votes, badges and awards. On a monthly basis, GuruShots users currently cast over 5 billion votes in more than 300 competitions. GuruShots currently generates revenue from selling packages of extra abilities via in-app purchases.

“Taking and sharing photos is a regular part of every smartphone or Instagram user’s daily life,” said Zedge CEO, Jonathan Reich. “GuruShots is the leading social game targeting this growing demographic, which enjoys entering peer competitions with their high-quality photos and the ability to vote for the winners. This acquisition further solidifies our focus on the ‘Creator Economy’ by scaling our base of independent photographers. It is also a strategic move to embed game mechanics into our ecosystem so as to increase user engagement and revenue.”

Key Acquisition Highlights

●	The total addressable market of amateur photographers using their smartphones to take and publicly share artistic photos is estimated at 30-40 million people per month, having the potential to more than double revenue over time while also propelling growth of the userbase;

●	GuruShots, on a stand-alone basis, has a highly attractive growth profile as a mobile game with social elements and a tightly knit community that we expect will accelerate Zedge’s revenue growth with associated investment in user acquisition;

●	GuruShots’ expertise in game design mechanics used to drive user engagement and grow revenue can be applied across Zedge’s portfolio, where appropriate;

●	GuruShots boasts impressive KPIs, including average revenue per monthly active user (ARPMAU)[1] of more than $3.50, which is materially higher than the $0.06 Zedge reported during its most recent quarter, and average monthly revenue per paying user in excess of $50, implying an 18% CAGR over the last six years;

●	GuruShots’ user base has attractive demographics, with more than 65% of users in well-developed markets and a meaningful base of paying iOS users; and

●	Converting GuruShots users to sell their photos within Zedge Premium is a major opportunity to increase transactions and bolster Zedge’s ‘NFTs Made Easy’ offering.

“This acquisition is a game-changing investment on a stand-alone basis. In addition, there is outsized upside potential when looking across our entire product portfolio,” explained Zedge’s SVP of Product Tim Quirk. “Each company brings complementary disciplines spanning technology, product development, monetization and operations. For example, Zedge’s deep expertise in mobile advertising, paid subscriptions, localization and user acquisition complements GuruShots’ expertise in gamification and LiveOps. From a product perspective, GuruShots players regularly upload more than 1 million high-quality photos monthly, and we will seek to convert many of these photographers into Zedge Premium artists. Additionally, we want to leverage GuruShots’ platform to gamify the Zedge app and potentially products in other verticals across the ‘Creator Economy.’”

“We are thrilled to join the Zedge family,” said Gilon Miller, CEO of GuruShots. “Our mission is to reinvent how people interact with their photos by building a community for them to compete for recognition and leadership. We are excited to be able to accelerate our growth alongside the Zedge App’s 36 million MAU2, it’s Zedge Premium marketplace and its recently introduced ‘NFTs Made Easy’ platform. Furthermore, we look forward to the synergies that our two companies expect to avail to the market in the years to come.”

Purchase Price ($M)
At closing
Cash paid to GuruShots investors	$18.0

Maximum Earnouts (paid over 2 Years):*
Cash or Stock (Zedge’s discretion)	$16.8
Maximum Total Purchase Price	$34.8
*Subject to meeting annual revenue targets
The transaction is effective as of April 1, 2022.

In addition, there will be up to an $8.0 million retention bonus paid to employees over a three-year period, half in cash and half in stock, tied to continued employment with GuruShots during that time.

Reich explained: “From a financial perspective, the deal is structured to incentivize growth tied to performance. Zedge has committed to invest in user acquisition campaigns provided that GuruShots yields a minimum ROAS (return on ad spend) within given time frames. Our goal is to reward growth while protecting Zedge shareholders if minimum return thresholds are not achieved. While Zedge believes GuruShots will still be a highly attractive investment without meeting these targets, doing so will lead to material upside potential that will significantly benefit multiple audiences including users, artists, shareholders and employees.”

Download GuruShots now by visiting https://gurushots.com/ or for Android, visit the Google Play Store and for iOS, visit the App Store.

Activist Artists Management assisted Zedge in the GuruShots acquisition.

1Average Revenue Per Monthly Active User, or ARPMAU, is a useful statistic in evaluating how well a company is monetizing its user base.

2Monthly active users, or MAU, captures the number of unique users that used our portfolio of Apps or our Zedge App during the previous 30-days of the relevant period, is useful for evaluating consumer engagement with our app which correlates to advertising revenue as more users drive more ad impressions for sale. It also allows readers and potential advertisers to evaluate the size of our user base.

Conference Call and Webcast Details

Management will host a conference call to discuss the Gurushots acquisition, followed by a Q&A with investors.

Conference Call

Title: Zedge Investor Conference Call

Date/Time: April 13, 2022, 11:00 a.m. Eastern

Dial-In Toll-Free: North America 888-506-0062 or International: 973-528-0011

Access Code: 709294

Webcast

Location: https://www.webcaster4.com/Webcast/Page/2205/45247

Replay Availability: Through April 13, 2023

Replay

Dial-In Toll-Free: North America 877-481-4010 or International: 919-882-2331

Access Code: 45247

Availability: Following the call through Wednesday, April 27, 2022

About Zedge

Zedge owns a portfolio of leading digital consumer brands that serve 44 million monthly active users across the globe. Our portfolio consists of Zedge Ringtones and Wallpapers, the leading mobile app used for mobile phone personalization, social content, and fandom art; Zedge Premium, a marketplace for artists, celebrities, and emerging creators to market NFTs and digital content to Zedge’s users; and Emojipedia, the leading source of all things emoji. Zedge monetizes its content through ad-supported offerings, tokens, and subscriptions. For more information, visit https://www.zedge.net

About Activist Artists Management

Activist is top-tier, full-service music and talent management, integrated media and advisory firm representing artists, actors and brands whose talents and creativity can move the world. Additional areas of practice include Media Rights Consulting, Licensing Consulting, Outsourced Biz Dev and Family Office Consulting. Activist advises and manages AEW, a global media and live sports-entertainment company, owned and founded by Activist partner Tony Khan. For more information, visit www.activist.co.

Forward-Looking Statements

All statements above that are not purely about historical facts, including, but not limited to, those in which we use the words “believe,” “anticipate,” “expect,” “plan,” “intend,” “estimate,” “target” and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors. Our filings with the SEC provide detailed information on such statements and risks and should be consulted along with this release. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements.

Contact:

Brian Siegel, IRC, MBA
Senior Managing Director
Hayden IR
(346) 396-8696
ir@zedge.net

4